Filed Pursuant to Rule 424(b)(5)
Registration No. 333-191580

PROSPECTUS SUPPLEMENT
(to the Prospectus dated January 6, 2014)

2,650,000 Shares of Common Stock

Warrants to Purchase 2,650,000 Shares of Common Stock

We are offering 2,650,000 shares of our common stock and warrants to purchase up to 2,650,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus, which also cover the shares of common stock issuable upon exercise of the warrants. The shares of common stock and warrants will be sold in units for a purchase price of $1.51 per share of common stock and $0.0001 per warrant, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock. The warrants have an exercise price of $1.8875 per share. Subject to certain ownership limitations, the warrants are immediately exercisable and expire on the third anniversary of the date of issuance. Units will not be separately certificated, and the shares of common stock and warrants will be issued separately. For a more detailed description of the common stock and the warrants, see the section entitled “Description of Securities” in this prospectus supplement. Our common stock is traded on the NYSE MKT under the symbol “ADGE.” On July 31, 2014, the last reported sale price of our common stock on the NYSE MKT was $1.62. The warrants will not be listed on any trading market.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 2 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Per Warrant	Total
Public offering price	$1.51	$0.0001	$1.5101
Underwriting discount and commissions(1)	$0.09888	$0.0000065	$0.09888
Proceeds, before expenses, to us	$1.4111	$0.00009	$1.4112

(1)	See “Underwriting” for a description of additional compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to 397,500 additional shares of common stock and/or warrants to purchase up to an aggregate of 397,500 shares of our common stock solely to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock and the warrants against payment therefor on or about August 6, 2014.

Sole Book-Running Manager

Aegis Capital Corp

The date of this prospectus is July 31, 2014

Prospectus Supplement dated July 31, 2014

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File no. 333-191580) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on October 4, 2013, and, as amended, was declared effective on January 6, 2014. Under this shelf registration process, of which this offering is a part, we may, from time to time, sell up to an aggregate of $50,000,000 of our shares of common stock and warrants. We have not yet sold any securities under this shelf registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated therein by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control.

PROSPECTUS SUPPLEMENT SUMMARY

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities.

The Company

American DG Energy Inc. distributes, owns and operates clean, on-site energy systems that produce electricity, hot water, heat and cooling. Our business model is to own the equipment that we install at customers' facilities and to sell the energy produced by these systems to the customer on a long-term contractual basis. We call this business the American DG Energy “On-Site Utility”.

We offer natural gas powered cogeneration systems that are highly reliable and energy efficient. Our cogeneration systems produce electricity from an internal combustion engine driving a generator, and the heat from the engine and exhaust is recovered and typically used to produce heat and hot water for use at the site. We also distribute and operate water chiller systems for building cooling applications that operate in a similar manner, except that the engine's power drives a large air-conditioning compressor while recovering heat for hot water. Cogeneration systems reduce the amount of electricity that the customer must purchase from the local utility and produce valuable heat and hot water for the site to use as required. By simultaneously providing electricity, hot water and heat, cogeneration systems also have a significant, positive impact on the environment by reducing the carbon, or CO2, produced by offsetting the traditional energy supplied by the electric grid and conventional hot water boilers.

Distributed Generation of electricity, or DG, often referred to as cogeneration systems, or combined heat and power systems, or CHP, is an attractive option for reducing energy costs and increasing the reliability of available energy. DG has been successfully implemented by others in large industrial installations over 10 Megawatts, or MW, where the market has been growing for several years, and is increasingly being accepted in smaller size units because of technology improvements, increased energy costs and better DG economics. We believe that our target market (users of up to 1 MW) has been barely penetrated and that the reduced reliability of the utility grid, increasing cost pressures experienced by energy users, advances in new, low cost technologies and DG-favorable legislation and regulation at the state and federal level will drive our near-term growth and penetration into our target market. We maintain a website at www.americandg.com, but our website address included in this Prospectus Supplement is a textual reference only and the information in the website is not incorporated by reference herein.

We were incorporated as a Delaware corporation on July 24, 2001 to install, own, operate and maintain complete DG systems, or energy systems, and other complementary systems at customer sites and sell electricity, hot water, heat and cooling energy under long-term contracts at prices guaranteed to the customer to be below conventional utility rates. As of December 31, 2013, we had installed energy systems, representing approximately 7,278 kilowatts, or kW, 58.0 million British thermal units, or MMBtu's, of heat and hot water and 3,750 tons of cooling. kW is a measure of electricity generated, MMBtu is a measure of heat generated and a ton is a measure of cooling generated. Due to the high efficiency CHP systems, the Environmental Protection Agency, or EPA, has recognized them as a means to improve the environment.

We believe that our primary near-term opportunity for DG energy and equipment sales is where commercial electricity rates exceed $0.12 per kW hour, or kWh, which is predominantly in the Northeast and California. Attractive DG economics are currently attainable in applications that include hospitals, nursing homes, multi-tenant residential housing, hotels, schools and colleges, recreational facilities, food processing plants, dairies and other light industrial facilities. We have estimated the CHP market potential in the 100 kW to 1 MW size range for the hospitality, healthcare, institutional, recreational and light industrial facilities in

California, Connecticut, Massachusetts, New Hampshire, New Jersey and New York, which are states where commercial electricity rates exceed $0.12 per kWh. Based on those rates, those states define our market and comprise over 163,000 sites totaling 12.2 million kW of prospective DG capacity. This is the equivalent of an $11.7 billion annual electricity market plus a $7.3 billion heat and hot water energy market, for a combined market potential of $19 billion. The calculation of the total market potential is our estimate.

We believe that the largest number of potential DG users in the U.S. require less than 1 MW of electric power and less than 1,200 tons of cooling capacity. We are able to design our systems to suit a particular customer's needs because of our ability to place multiple units at a site. This approach is part of what allows our products and services to meet changing power and cooling demands throughout the day (also from season-to-season) and greatly improves efficiency through a customer's varying high and low power requirements.

American DG Energy purchases energy equipment from various suppliers. The primary type of equipment used is a natural gas-powered, reciprocating engine provided by Tecogen Inc., or Tecogen. Tecogen is a leading manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems suitable for a variety of applications, including hospitals, nursing homes and schools. A CHP system simultaneously produces two types of energy — heat and electricity — from a single fuel source, often natural gas. The two key components of a CHP system are an internal combustion reciprocating engine and an electric generator. The internal combustion reciprocating engine is provided to Tecogen by General Motors. The clean natural gas fired engine spins a generator to produce electricity. The natural byproduct of the working engine is heat. The heat is captured and used to supply space heating, heating domestic hot water, laundry hot water or to provide heat for swimming pools and spas.

In July 2010, we established EuroSite Power Inc., or EuroSite Power, a subsidiary formed to introduce our On-Site Utility solution into the European market. As of March 31, 2014 we own a 70.7% interest in EuroSite Power and have consolidated EuroSite Power into our financial statements in accordance with generally accepted accounting principles, or GAAP.

As power sources that use alternative energy technologies mature to the point that they are both reliable and economical, we will consider employing them to supply energy for our customers. We regularly assess the technical, economic, and reliability issues associated with systems that use solar, micro-turbine or fuel cell technologies to generate power.

The Offering

Issuer
American DG Energy Inc.
NYSE MKT symbol
ADGE
Common stock outstanding before this offering
49,817,920 shares
Common stock offered by us
2,650,000 shares plus 2,650,000 shares of our common stock underlying the warrants offered pursuant to this offer.
Warrants offered by us
Each share of common stock is being sold together with one warrant to purchase one share of common stock. The warrants will be immediately exercisable and expire on the third anniversary of the date of issuance. The exercise price of the warrants is $1.8875 per share of common stock. The securities issuable upon exercise of the warrants will be adjusted in connection with certain distributions of assets and in the event of certain “fundamental transactions.” The warrants will not be listed on any trading market.
Offering price
$1.5101 per unit, each unit consisting of one share and one warrant
Over-allotment option
We have granted a 45-day option to the representative of the underwriters to purchase up to 397,500 additional shares of common stock and/or warrants to purchase up to an aggregate of 397,500 shares of our common stock solely to cover over-allotments, if any.
Common stock to be outstanding after this offering
52,467,920 shares
Use of proceeds
We currently intend to use the net proceeds of this offering for working capital purposes in connection with the development and installation of current and new energy systems, such as our cogeneration systems and chillers, and for general corporate purposes which may include, among other things, funding acquisitions, although we have no present commitments or agreements with respect to any such transactions.
Representative’s Warrants
We have agreed to issue to Aegis Capital Corp, at the closing of this offering, warrants to purchase that number of shares of our common stock and/or warrants equal to 4.25% of the aggregate number of shares and warrants sold in this offering (excluding shares or warrants, if any, sold in connection with the exercise of the over-allotment option). The representative’s warrants will be exercisable at any time and from time to time, in whole or in part, during the 4-year period commencing one year from July 31, 2014, at a price per share of $1.8875.
Risk factors
Investing in our securities involves a high degree of risks. See “Risk Factors” beginning on page 8 of this Prospectus Supplement and on page 2 of the accompanying prospectus, before deciding to invest in our securities.

Unless we indicate otherwise, all information in this prospectus supplement is based on 49,817,920 shares of our common stock outstanding as of March 31, 2014, assumes no exercise of the over-allotment option and excludes, as of that date, the following:

•	2,386,500 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our stock option plans and stock incentive plans, at a weighted average exercise price of $1.49 per share;
•	105,500 shares of common stock available for future grants under our stock option plans and stock incentive plans;
•	507,500 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $3.24 per share;
•	9,194,313 shares of common stock issuable pursuant to convertible debentures with an outstanding principal amount of $19,400,000 and a conversion price of $2.11 per share;
•	2,650,000 shares of common stock underlying the warrants to be sold in this offering; and
•	112,538 shares of common stock underlying the warrants that will be issued to the representative in connection with this offering. See “Underwriting — Representative's Warrants.”

Summary Consolidated Financial Data

The summary consolidated statements of operations data for each of the years ended December 31, 2013 and 2012 and the summary consolidated balance sheet data as of December 31, 2013 and 2012 have been derived from our audited consolidated financial statements that are incorporated herein by reference.

The summary consolidated statements of operations data for the three months ended March 31, 2014 and 2013 and the summary consolidated balance sheet data as of March 31, 2014, have been derived from our unaudited consolidated financial statements that are incorporated herein by reference. The unaudited consolidated financial statements were prepared on the same basis as our audited financial statements. In our opinion, such financial statements include all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements.

You should read this information together with the consolidated financial statements and related notes and other information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference.

	Audited		Unaudited
Consolidated Statement of Operations Data:	Year Ended December 31,		Three months ended March 31,
	2013	2012	2014	2013
Revenues	$7,461,880	$5,645,194	$2,527,800	$2,059,312
Cost of sales	6,245,598	5,185,237	2,189,210	1,711,471
Gross profit	1,216,282	459,957	338,590	347,841
Operating expenses
General and administrative	2,940,833	2,770,535	773,960	638,425
Selling	1,383,077	1,919,075	261,116	412,798
Engineering	1,018,914	1,165,286	263,771	288,568
	5,342,824	5,854,896	1,298,847	1,339,791
Loss from operations	(4,126,542)	(5,394,939)	(960,257)	(991,950)
Other income (expense)
Interest and other income	49,291	62,322	14,984	24,144
Interest expense	(1,292,766)	(1,270,694)	(354,503)	(298,809)
Loss on extinguishment of debt			(533,177)
Change in fair value of warrant liability	257,189	(139,893)	(66,113)	110,819
	(986,286)	(1,348,265)	(938,809)	(163,846)
Loss before income taxes	(5,112,828)	(6,743,204)	(1,899,066)	(1,155,796)
Consolidated net loss	(5,126,278)	(6,767,754)	(1,906,006)	(1,190,380)
Less: Loss attributable to the noncontrolling interest	239,606	241,967	240,650	21,329
Net loss attributable to American DG Energy Inc.	$(4,886,672)	$(6,525,787)	$(1,665,356)	$(1,169,051)
Net loss per share – basic and diluted	$(0.10)	$(0.14)	$(0.03)	$(0.02)
Weighted average shares outstanding – basic and diluted	48,932,838	47,108,980	49,817,920	48,490,733

	Audited		Unaudited
	December 31,		March 31, 2014
	2012	2013	Actual	As adjusted
Consolidated Balance Sheet Data:
Cash and cash equivalents	$9,804,291	$13,362,919	$8,091,779	$11,363,174
Inventory	2,246,335	2,920,444	1,937,979	1,937,979
Property, plant and equipment, net	21,931,289	17,253,648	23,243,184	23,243,184
Total assets	35,584,295	34,738,733	35,261,302	38,532,697
Total liabilities	23,518,384	21,162,113	24,970,176	24,970,176
Total stockholders’ equity	$12,065,911	$13,576,620	$10,291,126	$13,562,521

RISK FACTORS

Before deciding to invest in our common stock, you should consider carefully the discussion of risks and uncertainties affecting us and our securities contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in the documents incorporated by reference are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also consider the following additional risks specifically pertaining to the offering.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will pay a substantially higher price than the book value of our common stock.

If you purchase shares of our common stock and warrants in this offering, you will incur an immediate and substantial dilution in net tangible book value of $0.21 per share as of March 31, 2014. In the event that you exercise your warrants, you will experience additional dilution to the extent that the exercise price of these warrants is higher than the book value per share of our common stock.

Future sales of our common stock may cause the prevailing market price of our shares to decrease.

In the past, we have issued a substantial number of shares of common stock and securities convertible into shares of common stock. Any sales or registration for the resale of such shares in the public market or otherwise could reduce the prevailing market price for our common stock, as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares issued upon the exercise of our options and warrants could further dilute the holdings of our then existing shareholders.

There is no public market for the warrants offered hereby.

There is no established public trading market for the warrants included in the units being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange. Without an active market, the liquidity of these securities will be limited.

The warrants may not have any value.

In the event that our common stock price does not exceed the exercise price of the warrants before they expire, they will not have any value.

Holders of the warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying our warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical fact, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “seeks,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events at the time of such statements. Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. You should pay particular attention to the risk factors that are included or incorporated by reference herein from our SEC filings. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $3.7 million, or approximately $4.3 million if the representative exercises its over-allotment option in full, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds of this offering for working capital purposes in connection with the development and installation of current and new energy systems, such as our cogeneration systems and chillers, and for general corporate purposes that may include, among other things, funding acquisitions, although we have no present commitments or agreements with respect to any such transactions.

Pending application of such proceeds, we expect to invest the proceeds in short-term, interest-bearing, investment-grade marketable securities or money market obligations.

We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the amount of cash, if any, generated internally from operations and the terms and availability of financing arrangements, as well as the amount of cash used in our operations. Our management will have broad discretion in the application of the net proceeds of this offering. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive or economic developments and other factors.

DIVIDEND POLICY

To date, we have not declared or paid any cash dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2014:

•	on an actual basis; and
•	on an as adjusted basis, to give effect to the sale of 2,650,000 shares of common stock in this offering at the public offering price of $1.51 per share and 2,650,000 warrants in this offering at the public offering price of $.0001 per warrant, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the summary financial data, the financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus supplement and the accompanying prospectus.

	March 31, 2014
	Actual	As adjusted
Cash and cash equivalents	$8,091,779	$11,363,174
Convertible debentures	18,589,867	18,589,867
Convertible debentures due related parties	3,605,061	3,605,061
Common Stock, par value $0.001 per share – 100,000,000 shares authorized; 49,817,920 issued shares, actual; and 52,467,920 issued shares, as adjusted	49,818	52,468
Additional paid-in capital	40,234,894	43,503,639
Accumulated deficit	(31,008,873)	(31,008,873)
Noncontrolling interest	1,015,287	1,015,287
Total stockholders’ equity	$10,291,126	13,562,521
Total capitalization	$32,486,054	35,757,449

The above table is based on 49,817,920 shares of our common stock outstanding as of March 31, 2014, assumes no exercise of the over-allotment option and excludes, as of that date:

•	2,386,500 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our stock option plans and stock incentive plans, at a weighted average exercise price of $1.49 per share;
•	105,500 shares of common stock available for future grants under our stock option plans and stock incentive plans;
•	507,500 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $3.24 per share;
•	9,194,313 shares of common stock issuable pursuant to convertible debentures with an outstanding principal amount of $19,400,000 and a conversion price of $2.11 per share;
•	2,650,000 shares of common stock underlying the warrants to be sold in this offering; and
•	112,538 shares of common stock underlying the warrants that will be issued to the representative in connection with this offering. See “Underwriting — Representative's Warrants.”

MARKET PRICE OF COMMON STOCK

Our common stock is traded on the NYSE MKT under the symbol ADGE. Prior to October 19, 2009, our stock was traded on the OTC Bulletin Board. The following table sets forth the high and low sale prices of the Company’s common stock for 2013 and 2012, the first calendar quarter of 2014 and the second calendar quarter to date, as reported by the exchange.

	2012
	High	Low
First Quarter	$2.41	$1.43
Second Quarter	3.05	2.01
Third Quarter	2.60	1.75
Fourth Quarter	2.70	1.86

	2013
	High	Low
First Quarter	$2.53	$2.00
Second Quarter	2.16	1.18
Third Quarter	1.82	1.24
Fourth Quarter	1.87	1.37

	2014
	High	Low
First Quarter	$2.50	$1.64
Second Quarter (through July 31)	2.59	$1.33

The closing price of our common stock as reported on the NYSE MKT on July 31, 2014 was $1.62.

DESCRIPTION OF COMMON STOCK AND WARRANTS

Common Stock

The material terms and provisions of our common stock and each other class of our securities which may qualify or limit the rights and privileges of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. Our common stock is traded on the NYSE MKT under the symbol “ADGE.”

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement are summarized below. To the extent the description of the warrants is inconsistent with the description of warrants contained in the accompanying prospectus, this description will control. This summary of some provisions of the warrants is not complete. For the complete terms of the warrants, you should refer to the form of warrant filed as an exhibit to the Form 8-K being filed with the SEC in connection with this offering.

Units

Each unit includes one share of common stock and a warrant to purchase one share of common stock.

Exercisability

Each warrant entitles the holder to purchase one share of common stock. The warrants are exercisable immediately upon issuance and at any time up to the date that is three years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (subject to increase or decrease by a holder to any other percentage not in excess of 9.99% upon 61 days' prior written notice to us and any such increase or decrease will apply only to the holder sending such notice and not to any other holder of warrants) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price

The initial exercise price per share of common stock purchasable upon exercise of the warrants is $1.8875 per share.

Cashless Exercise

In the event that the common stock underlying the warrants are no longer registered under the Exchange Act, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Transferability

Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Anti-Dilution Provisions

In addition, the exercise price and the number of shares issuable upon exercise are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fundamental Transaction

Upon the consummation of a Fundamental Transaction (as defined in the warrant), the holder of the warrant will have the right to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise in full of the warrant without regard to any limitations on exercise contained in the warrant.

A “Fundamental Transaction” is defined under the warrants as (i) we or any of our subsidiaries shall directly or indirectly (1) consolidate or merge with or into any other entity other than a subsidiary of ours, or (2) sell, lease, license, other than for purposes of granting a security interest assign, transfer, convey or otherwise dispose of all or substantially all of our respective properties or assets to any other person or entity, or (3) allow any other entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of our voting stock or (4) consummate a stock or share purchase agreement or other business combination with any other entity whereby such other person or entity acquires more than 50% of the outstanding shares of our voting stock or (5) (I) reorganize, recapitalize or reclassify our common stock, or (II) effect or consummate a stock combination, reverse stock split or other similar transaction involving our common stock or (III) make any public announcement or disclosure with respect to any stock combination, reverse stock split or other similar transaction involving our common stock or (ii) any“person” or“group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the“beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by our issued and outstanding voting stock of ours; provided, however, that this clause (ii) shall not apply with respect to any person or group who is the beneficial owner, directly or indirectly, of at least 50% of the aggregate voting power represented by our issued and outstanding voting stock as of the date of this prospectus.

Rights as a Shareholder

Except as otherwise provided in the warrants or by virtue of such holder's ownership of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Currently, no public market exists for our warrants. We do not intend to apply for the listing of the warrants on any national securities exchange. The common stock and warrants will be issued separately, but will be purchased together as units in this offering.

DILUTION

Purchasers of the shares of common stock and warrants offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of March 31, 2014, was approximately $10,291,126, or $0.21 per share. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of March 31, 2014.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale by us of all of the shares of common stock and warrants offered in this offering at a price of $1.51 per share and $0.0001 per warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2014 would have been approximately $13,565,171, or $0.26 per share. This represents an immediate increase in the net tangible book value of $0.05 per share to our existing shareholders and an immediate dilution in net tangible book value of $1.25 per share to investors in this offering. The following table illustrates this per share dilution:

Price per share to investors	$1.51
Price per warrant to investors	$0.0001
Net tangible book value per share as of March 31, 2014	$0.21
Increase in net tangible book value per share attributable to this offering	$0.05
As adjusted net tangible book value per share as of March 31, 2014 after giving effect to this offering	$0.26
Dilution in net tangible book value per share to new investors	$1.25

In the event the representative exercises in full the over-allotment option to purchase an additional 397,500 shares of common stock at the public offering price of $1.51 per share and warrants to purchase up to an aggregate of 397,500 shares of common stock at the public offering price of $.0001 per warrant, the as adjusted net tangible book value after this offering would be $0.27 per share, representing an increase in net tangible book value of $0.06 per share to existing stockholders and immediate dilution in net tangible book value of $1.24 per share to new investors purchasing shares of our common stock in this offering.

The above table is based on 49,817,920 shares of our common stock outstanding as of March 31, 2014, assumes no exercise of the over-allotment option and excludes, as of that date:

•	2,386,500 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our stock option plans and stock incentive plans, at a weighted average exercise price of $1.49 per share;
•	105,500 shares of common stock available for future grants under our stock option plans and stock incentive plans;
•	507,500 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $3.24 per share;
•	9,194,313 shares of common stock issuable pursuant to convertible debentures with an outstanding principal amount of $19,400,000 and a conversion price of $2.11 per share;
•	2,650,000 shares of common stock underlying the warrants to be sold in this offering; and
•	112,538 shares of common stock underlying the warrants that will be issued to the representative in connection with this offering. See “Underwriting — Representative's Warrants.”

To the extent that any options or warrants are exercised, convertible debentures are converted, new options are issued under our stock option or stock incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement, dated July 31, 2014 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares of Common Stock	Number of Warrants
Aegis Capital Corp	2,650,000	2,650,000
Total	2,650,000	2,650,000

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares of common stock and warrants described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the shares of common stock and warrants offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the units to other securities dealers at such price less a concession of $0.0529 per unit. If all of the shares of common stock and warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of 397,500 additional shares and/or warrants to purchase up to an aggregate maximum of 397,500 additional shares from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares and/or warrants covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $4.6 million and the total proceeds to us, before expenses, will be approximately $4.3 million.

Discounts and Commissions.  The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share of Common Stock		Per Warrants		Total	Total
	Without Over-allotment Option	With Over-allotment Option	Without Over-allotment Option	With Over-allotment Option	Without Over-allotment Option	With Over-allotment Option
Public offering price	$1.51	$1.51	$0.0001	$0.0001	$4,001,765	$4,602,030
Underwriting discounts and commissions payable by us	$0.09888	$0.09888	$0.0000065	$0.0000065	$262,037	$304,055
Proceeds, before expenses to us(1)	$1.4111	$1.4111	$0.00009	$0.00009	$3,739,728	$4,297,975

(1)	This table does not reflect certain other commissions payable as described in “Other Commissions Payable” below.

We have agreed to pay certain of the underwriters’ expenses relating to the offering, including (a) all fees incurred in clearing this offering with the Financial Industry Regulatory Authority, or FINRA; (b) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of such states and other jurisdictions designated by the underwriters; (c) up to $5,000 for the underwriters’ expenses (including fees of counsel) incurred relating to registration or qualification of the shares under the “blue sky” securities laws; (d) all fees, expenses and disbursements relating to background checks of the our officers and directors in an amount not to exceed $5,000 per individual and $15,000 in the aggregate; (e) up to $20,000 of the underwriters’ accountable road show expenses; (f) the fees and expenses of underwriters’ legal counsel not to exceed $50,000; (g) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $4,000; and (h) $25,000 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discount, will be approximately $450,000.

Representative’s Warrants.  We have agreed to issue to the representative or its designees, at the closing of this offering, warrants, referred to herein as the Representative’s Warrants, to purchase 112,538 shares of our common stock in connection with this offering. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the 4-year period commencing one year from July 31, 2014, at a price per share equal to 125.0% of the public offering price per share of common stock in this offering, or $1.8875 per share. The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by FINRA, and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants or the shares of common stock underlying the Representative’s Warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the common stock underlying the Representative’s Warrants for a period of 180 days after the effective date of the registration statement. The Representative’s Warrants will provide for customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110, and further, the number of shares underlying the Representative’s Warrants shall be reduced if necessary to comply with FINRA rules or regulations.

Other Commissions Payable

Pursuant to a pre-existing agreement with Ladenburg Thalmann LLC, as amended, we have agreed to pay to Ladenburg a commission of 7% in cash with respect to shares of common stock and warrants sold in this offering to investors introduced to the Company by Ladenburg in the amount of approximately $42,119.

Discretionary Accounts.  The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements.  We, our directors, executive officers and holders of 5% or more of our common stock have entered into lock-up agreements with the underwriters. Under these agreements, we and these other individuals have agreed, subject to specified exceptions, not to sell or transfer any common stock or securities convertible into, or exchangeable or exercisable for, our common stock, during a period ending three months after the date of this prospectus supplement, without first obtaining the written consent of the representative. Specifically, we and these other individuals have agreed, in part, not to:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or
•	enter into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences of ownership of our capital stock.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

The three-month period is subject to extension if (1) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, in which case the restrictions imposed in the lock-up agreements will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In addition, if the representative agrees to release any party from the restrictions set forth in the lock-up agreement with such party prior to the expiration of the restricted period, all other parties subject to the lock-up agreement shall be entitled to a proportionate release of their shares of common stock from the lock-up agreement restrictions.

Other Terms

We have agreed to grant to the representative an irrevocable right to participate for each and every future public equity offering of the Company or any of our successors or our subsidiaries for a period of nine (9) months from the date of commencement of sales of this offering. Provided however that this right of participation does not apply to public or private offerings of securities by Eurosite Power or listing by Eurosite Power of any of its securities on any U.S. National Securities Exchange or on the London Stock Exchange or London’s AIM Market.

Electronic Offer, Sale and Distribution of Shares.  A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships.  Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any further services.

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.
•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•	The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making.  In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan), or the PRC. The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, or each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or that of any underwriter for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, or CONSOB), pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l, as amended, referred to as Qualified Investors; and
•	other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA, has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated, or together, relevant persons. The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Transfer Agent.  The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company.

Stock Exchange.  Our common stock is traded on the NYSE MKT under the symbol “ADGE.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts. Certain legal matters in connection with this offering will be passed upon for the underwriters by Loeb & Loeb LLP, New York, New York.

EXPERTS

The audited consolidated financial statements as of December 31, 2012 and 2013 and for the years then ended incorporated by reference herein have been so incorporated in reliance on the reports of McGladrey LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

This prospectus supplement and the accompanying prospectus constitute a part of a registration statement on Form S-3, as amended, that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be viewed on the SEC’s website or inspected at the public reference room maintained by the SEC at the address set forth above. Statements contained in this prospectus supplement or the accompany prospectus regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference herein certain information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information we incorporate by reference herein is legally deemed to be a part hereof, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. Our file number for filings we make with the SEC under the Exchange Act is 001-34493.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded. Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus to which this prospectus supplement is a part.

This prospectus supplement incorporates by reference the reports and statements filed by us with the SEC that are listed under the caption “Incorporation of Documents by Reference” in the accompanying prospectus. In addition, the following additional reports and statements are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 9, 2014.
•	The information identified as incorporated by reference under Items 10 through 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, from our Proxy Statement for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 30, 2014.
•	Our Current Report on Form 8-K filed with the SEC on February 19, 2014.
•	Our Current Report on Form 8-K filed with the SEC on February 25, 2014.
•	Our Current Report on Form 8-K filed with the SEC on April 4, 2014.
•	Our Current Report on Form 8-K filed with the SEC on May 7, 2014.
•	Our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014.

•	Our Current Report on Form 8-K filed with the SEC on May 16, 2014.
•	Our Current Report on Form 8-K filed with the SEC on June 12, 2014.
•	Our Current Report on Form 8-K filed with the SEC on July 16, 2014.
•	The description of our common stock contained in our Form 8-A filed with the SEC on October 15, 2009 and including all amendments and reports filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of this offering, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is not deemed to be filed and not incorporated by reference herein.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to such documents. You should direct any requests for documents to American DG Energy Inc., Attention: Michael S. Rispin, 45 First Avenue, Waltham, Massachusetts 02451, telephone: (781) 622-1117.

PROSPECTUS

$50,000,000

Common Stock
Warrants

We may from time to time sell shares of our common stock, par value $0.001 per share, or common stock, and warrants to purchase common stock in one or more offerings for an aggregate initial offering price of $50,000,000. We refer to the common stock and the warrants to purchase common stock collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of the securities to be offered and sold.

We may sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters, any applicable fees, commissions, or discounts and the terms of the plan of distribution.

Our common stock is traded on the NYSE MKT under the symbol “ADGE”. As of December 10, 2013, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $34,500,000 which was calculated based on 21,405,795 shares of our outstanding common stock held by non-affiliates and on a price of $1.61 per share, the last reported sale price for our common stock on December 10, 2013. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75,000,000 or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our business and an investment in the securities offered hereby involve significant risks. See “Risk Factors” on page 2 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2014.

i

ABOUT THIS PROSPECTUS

In this prospectus, references to “the Company,” “we,” “us,” “our,” or “the registrant” or other similar terms refer to American DG Energy Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. We may offer any of the following securities: common stock or warrants to purchase common stock.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Our logo, trademarks and service marks are the property of the Company. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section called “Risk Factors” below and incorporated by reference herein from our SEC filings. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THE COMPANY

We distribute, own and operate clean, on-site energy systems that produce electricity, hot water, heat and cooling. Our business model is to own the equipment that we install at customers' facilities and to sell the energy produced by these systems to the customers on a long-term contractual basis. We call this business the American DG Energy “On-Site Utility”.

We offer natural gas powered cogeneration systems that are highly reliable and energy efficient. Our cogeneration systems produce electricity from an internal combustion engine driving a generator, while the heat from the engine and exhaust is recovered and typically used to produce heat and hot water for use at the site. We also distribute and operate water chiller systems for building cooling applications that operate in a similar manner, except that the engine's power drives a large air-conditioning compressor while recovering heat for hot water. Cogeneration systems reduce the amount of electricity that the customer must purchase from the local utility and produce valuable heat and hot water for the site to use as required. By simultaneously providing electricity, hot water and heat, cogeneration systems also have a significant, positive impact on the environment by reducing the carbon or CO2 produced by offsetting the traditional energy supplied by the electric grid and conventional hot water boilers.

Our principal executive offices are located at 45 First Avenue, Waltham, Massachusetts 02451, and our telephone number is 781-622-1120.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC since the filing of our most recent annual report on Form 10-K, all of which are on file with the SEC and are incorporated herein by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for installation of additional energy systems and for general corporate purposes and potential acquisitions of companies, products and technologies that complement our business. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings the following securities:

•	common stock;
•	warrants to purchase common stock; or
•	any combination of the foregoing.

In this prospectus, we refer to the common stock and warrants collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $50,000,000.

DESCRIPTION OF CAPITAL STOCK

Under our certificate of incorporation, we are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following description summarizes information about our capital stock. You can obtain more comprehensive information about our capital stock by consulting our certificate of incorporation and by-laws, each as amended to date, as well as the Delaware General Corporation Law.

General

The following is a description of our capital stock and is a summary only. We refer in this section to our amended and restated certificate of incorporation as our charter, and we refer to our amended and restated by-laws as our by-laws.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which preferred stock is undesignated.

As of December 10, 2013, we had issued and outstanding 49,817,920 shares of common stock and no outstanding shares of preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights. Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our charter provides that we may issue up to 10,000,000 shares of preferred stock in one or more series as may be determined by our board of directors. Our board has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares to be included in each series, without any vote or action of the stockholders:

•	the number of shares;
•	the designations, preferences and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and
•	any qualifications, limitations or restrictions.

We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, will be available for issuance without action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our board of directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although our board has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of the Company. Our board could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests of the Company and stockholders. We have no current plans to issue any preferred stock.

Options

As of September 30, 2013, we had 2,211,500 options outstanding under our stock incentive plan at a weighted average exercise price of $1.42 per share. At September 30, 2013, there were 1,209,500 vested and exercisable stock options outstanding at a weighted average exercise price of $1.29 per share.

Warrants

At September 30, 2013, we had 507,500 warrants outstanding including 500,000 warrants at an exercise price of $3.25 per share that expire on December 14, 2015, and 7,500 warrants at an exercise price of $2.69 per share that expire on January 15, 2016.

Registration Rights

As of December 10, 2013, the Company was a party to two subscription agreements pursuant to which the Company was obligated to file registration statements covering shares sold pursuant to such agreements.

On August 28, 2013, the Company entered into a subscription agreement with Charles T. Maxwell, the Company's Chairman of the Board, selling to Virginia D. Maxwell UAD 12/1/1990, Virginia D. Maxwell and Charles T. Maxwell Trustees, an aggregate of 300,000 shares of common stock, at a purchase price of $1.55 per share, for an aggregate purchase price of $465,000, whereby the Company was required to file with the SEC a registration statement covering the resale of such shares. On December 3, 2013, the Company filed such registration statement on Form S-3 (File No. 333-192642).

On September 4, 2013, the Company entered into a subscription agreement with Frost Gamma Investments Trust, or the Trust, by selling to the Trust an aggregate of 333,334 shares of common stock at a per share price of $1.50, for an aggregate purchase price of $500,001, whereby the Company was required to file with the SEC a registration statement covering the resale of such shares. On December 3, 2013, the Company filed such registration statement on Form S-3 (File No. 333-192642).

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-Laws

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Our charter provides that the directors elected may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any annual election of directors. Under our charter, any vacancy or newly created directorships on the board of directors can be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Our charter provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our charter and our by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chief executive officer, president, our chairman of the board, or a majority of our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any annual election of directors.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our charter. The purpose of authorizing the board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select, which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern Time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

Street Name Holders

Investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

If you hold securities through a bank, broker or other financial institution in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders' consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future; and
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters may conduct these transactions on the NYSE MKT, in the over-the-counter market or otherwise. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004-1123; telephone: 212-509-4000.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts.

EXPERTS

The financial statements of American DG Energy Inc. appearing in its Annual Report on Form 10-K for the year ended as of December 31, 2012, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of McGladrey LLP, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013.
•	The information identified as incorporated by reference under Items 10 through 14 of Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, from the Company’s Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders, filed with the SEC on April 19, 2013.
•	Current Report on Form 8-K filed with the SEC on May 29, 2013.
•	Current Report on Form 8-K filed with the SEC on June 18, 2013.
•	Current Report on Form 8-K filed with the SEC on July 2, 2013.
•	Current Report on Form 8-K filed with the SEC on August 29, 2013.
•	Current Report on Form 8-K filed with the SEC on September 9, 2013.
•	Current Report on Form 8-K filed with the SEC on September 27, 2013.
•	Current Report on Form 8-K filed with the SEC on October 16, 2013, as amended by the Company’s Current Report on Form 8-K/A filed with the SEC on October 17, 2013.
•	Current Report on Form 8-K filed with the SEC on October 28, 2013.
•	Current Report on Form 8-K filed with the SEC on November 18, 2013.
•	Current Report on Form 8-K filed with the SEC on December 4, 2013.
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on May 15, 2013.
•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the Commission on August 14, 2013.
•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Commission on November 14, 2013.
•	The description of our common stock contained in our Form 8-A filed with the SEC on October 15, 2009 and including all amendments and reports filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information: Jesse T. Herrick, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1120.

* * *

This information is part of a registration statement we filed with the SEC. You should rely only on the information and representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and accordingly we file annual, quarterly and current reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

In addition, we are required to file electronic versions of these materials with the SEC through the SEC’s database system called EDGAR. Copies of the registration statement of which this prospectus forms a part and its exhibits, as well as of our annual reports, quarterly reports, proxy statements and other filings may be examined without charge by accessing the EDGAR database at www.sec.gov and on our own website at www.americandg.com. Our website is not incorporated by reference into this prospectus or the related registration statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

Requests for such documents should be addressed in writing or by telephone to: Jesse T. Herrick, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1120.

2,650,000 Shares of Common Stock
2,650,000 Warrants to Purchase Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Aegis Capital Corp

July 31, 2014